Exhibit 21


                           SUBSIDIARIES OF REGISTRANT*




                                                            State or Other
                                                           Jurisdiction of
                                                          Incorporation or
       Name of Subsidiary                                   Organization
       ------------------                                   ------------

Moore Products Co. (Canada) Inc.                               Canada


Moore Products Co. (U.K.) Limited                              England


Moore Products Co. B.V.                                        Netherlands


Moore Products Co. (Italia) S.r.l.                             Italy


Moore Products Co. (France) SARL                               France


Moore Products Co. (Australia) Pty. Ltd.                       Australia


Moore Products Co (S) Pte Ltd                                  Singapore


Moore Products Co. (Japan) K.K.                                Japan


*The names of certain subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.